UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2012

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Chris Tong Will Not Stand For Re-Election After Current Term

On March 5, 2012, Director Chris Tong provided notice to the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (“Cloud Peak Energy”) that he will not stand for re-election upon the expiration of his current term at Cloud Peak Energy’s 2012 annual stockholders meetings.  Mr. Tong has served as a Director since October 2009, just prior to Cloud Peak Energy’s 2009 initial public offering (“IPO”).  Mr. Tong serves as Chair of the Audit Committee (the “Audit Committee”) and as a member of the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board.  Mr. Tong brought significant financial, capital markets and energy industry experience to the Board and its Committees during Cloud Peak Energy’s transition to a stand-alone public company.  Mr. Tong provided his notice to the Board as described above to allow additional time with his family and his other professional activities.

Appointment of Patrick Condon as New Independent Director

On March 5, 2012, Cloud Peak Energy announced by press release that, effective March 5, 2012, Mr. Patrick Condon has been elected to the Board.  Mr. Condon has been appointed as a member of the Audit Committee and the Governance Committee.  Mr. Condon has been elected to Class I and will stand for re-election at Cloud Peak Energy’s 2013 annual stockholders meeting.

Mr. Condon is a retired partner and currently a consultant to Deloitte & Touche LLP.  Mr. Condon’s background includes leading audit and consulting engagements at large companies in the energy and other industries and leading established operating units and shared services organizations in professional services firms.  Mr. Condon is also experienced in corporate transactions and financings and  corporate governance.  He joined Deloitte & Touche in 2002, where he provided various consulting and attest services to clients until his retirement in 2011.  Mr. Condon also held a number of regional and national leadership roles within Deloitte & Touche.  Mr. Condon worked for Arthur Andersen LLP from 1970 to 2002, providing various consulting and attest services.  Mr. Condon earned a Bachelor of Science in Business Administration degree in Accounting from John Carroll University.

Mr. Condon will receive the following compensation for his services on the Board and the Committees referenced above, as provided by Cloud Peak Energy’s current compensation program for its independent directors:

Element	Description	Amount
Annual Cash Fee for Board Service	Payable to the non-employee directors of the Board	$65,000

Annual Cash Fee for Committee Members	Audit Committee Member	$7,500
	Governance Committee Member	$7,500

Grant of Restricted Stock Units	Grant of restricted stock units that vest 100% upon resignation or retirement from the Board	Units valued at $65,000 (initial grant)

		Units valued at $61,643 (pro rata 2012 annual grant)

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Patrick Condon as a new Cloud Peak Energy Director, as described under Item 5.02, is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

99.1	Furnished press release announcing the appointment of Mr. Patrick Condon as a new Cloud Peak Energy Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 5, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: March 5, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release announcing the appointment of Mr. Patrick Condon as a new Cloud Peak Energy Director